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Exhibit 99.5

GREAT LAKES CHEMICAL CORPORATION
INSTRUCTIONS TO FORM OF ELECTION

GREAT LAKES CHEMICAL CORPORATION SAVINGS PLAN (the "Plan")

  All tenders of shares of Great Lakes common stock are subject to the terms of the Form of Election and Offering Circular-Prospectus dated                , 2002, which was mailed to stockholders of record as of               , 2002. THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON               , 2002, UNLESS GREAT LAKES EXTENDS THE OFFER. THE TRUSTEE'S AGENT MUST RECEIVE YOUR FORM OF ELECTION BEFORE 5:00 P.M., NEW YORK CITY TIME, ON               , 2002 (the "Election Due Date") IF YOU WANT TO PARTICIPATE IN THE EXCHANGE OFFER. DO NOT FAX THE FORM OF ELECTION TO THE TRUSTEE.

    These instructions for the Form of Election must be followed. Questions and requests for assistance or for additional copies of the offering circular-prospectus or the Form of Election may be directed to the information agent, Morrow & Co., Inc. at (800) 607-0088, toll-free, in the United States or (212) 754-8000 from elsewhere. After you have finished filling out the Form of Election you will need to send it to the Plan trustee, Vanguard Fiduciary Trust Company. Delivery instructions are on the last page of these instructions.

SECTION 1.  ABOUT YOU AND YOUR SHARES

  Section 1 of the Form of Election shows the name and address of the Plan participant and identifies the Plan in which the individual participates. In addition, Section 1 shows the number of shares of Great Lakes common stock credited to your account under the Plan as reflected on the records of the Plan at the time of mailing these instructions. Mark through any incorrect address information that is printed in this area on the Form of Election. Clearly print your correct address in the space beside the printed information.

SECTION 2.  ELECTION OPTIONS AND REQUIRED SIGNATURES

A)
NUMBER OF SHARES TENDERED

  The exchange offer is completely voluntary. You may tender in the exchange offer all, some or none of the shares of Great Lakes common stock held in your Great Lakes Plan account. IF YOU WANT TO KEEP ALL OF YOUR SHARES OF GREAT LAKES COMMON STOCK, YOU DO NOT NEED TO TAKE ANY ACTION. Your right to make an election will be carried out by directing the trustee of the Plan to tender shares on your behalf. The trustee of the Plan is the registered owner of all shares of Great Lakes common stock held in the Plans and, as such, only the trustee can tender shares held in the Plan. You may select from the following options:

  1.
  TENDER ALL SHARES OF GREAT LAKES COMMON STOCK HELD IN YOUR PLAN ACCOUNT. If you select this option, the trustee of the Plan will tender all shares of Great Lakes common stock that are credited or allocable to your account on the Election Due Date, subject to the limitations described in this document. To select this option, you must check the appropriate box on the Form of Election indicating that you want to tender all of your Great Lakes shares held in the Plan. You will receive      shares of OSCA Class B common stock

    for each Great Lakes share that is credited or allocable to your account on the Election Due Date, subject to the proration provisions contained in the offering circular-prospectus and described in this document.

  2.
  TENDER A PERCENTAGE (INDICATED BY YOU) OF THE SHARES OF GREAT LAKES COMMON STOCK IN YOUR PLAN ACCOUNT. If you select this option, the trustee of the Plan will tender a portion, equal to the percentage you indicate, of the shares of Great Lakes common stock credited or allocable to your account on the Election Due Date, subject to the limitations described in this document. To select this option, you must fill in the blank on the Form of Election indicating the percentage of the total shares in your Plan account that you desire to tender. The percentage you indicate in Section 2 of the Form of Election will be applied to the total number of shares of Great Lakes common stock credited or allocable to the Plan account on the Election Due Date. You will receive      shares of OSCA Class B common stock for each Great Lakes share that you tender, subject to the proration provisions contained in the offering circular-prospectus and described in this document.

  3.
  TENDER NONE OF YOUR SHARES OF GREAT LAKES COMMON STOCK. If you want to keep all of the shares of Great Lakes common stock held in your Plan account, then do nothing. YOU DO NOT NEED TO TAKE ANY ACTION. If you do not complete the Form of Election, the trustee will not tender any of the shares credited or allocable to your Plan account and you will not participate in the exchange offer. You will not receive any shares of OSCA Class B common stock in the exchange offer, unless the exchange offer is undersubscribed and Great Lakes authorizes a dividend, after the exchange offer is complete, of its remaining shares of OSCA Class B common stock. Please note that even if you do not tender any shares of Great Lakes common stock in the exchange offer, your 401(k) account will be subject to the freeze period described in this document.

B)
YOU MUST SIGN THE FORM OF ELECTION

  You, as the beneficial owner of the Plan account holding shares of Great Lakes common stock that you desire to tender, must sign the Form of Election. The name of that individual must exactly match the name(s) on the Plan account. Please be sure to include your daytime telephone number.

BEFORE YOU MAIL YOUR FORM OF ELECTION, MAKE SURE YOU DO THE FOLLOWING:

  a)
  Verify the election you have chosen; and

  b)
  Sign and date the Form of Election and include your daytime phone number.

ALL DISPUTES WILL BE RESOLVED BY GREAT LAKES, IN ITS DISCRETION.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered shares of Great Lakes common stock will be determined by Great Lakes, in its sole discretion, and its determination shall be final and binding on all tendering stockholders. Great Lakes reserves the absolute right to reject any or all tenders of shares of Great Lakes common stock determined by it not to be in proper form or the acceptance of which may, in the opinion of Great Lakes counsel, be unlawful. Great Lakes also reserves the absolute right to waive any defect or irregularity in any tender of shares of Great Lakes common stock. All tendering stockholders, by execution of the Form of Election, waive any right to receive notice of the acceptance of their shares of Great Lakes common stock for exchange.

    Great Lakes reserves the right to request any additional information from any record or beneficial owner of shares of Great Lakes common stock that Great Lakes in its sole discretion determines to so request including information with respect to the tax status of any such person. None of Great Lakes, the exchange agent, or any other person shall be under any duty to give notification of any defect or irregularity in any tender, or incur any liability for failure to give any such notification. See the section entitled "The Exchange Offer—Great Lakes's Interpretations are Binding" in the offering circular-prospectus.

  ANY DISPUTES REGARDING YOUR ELECTION OR THE ELECTIONS MADE BY OTHER STOCKHOLDERS WILL BE RESOLVED BY GREAT LAKES, AND ITS DETERMINATION WILL BE FINAL AND BINDING ON ALL TENDERING STOCKHOLDERS. GREAT LAKES AND THE EXCHANGE AGENT HAVE THE ABSOLUTE RIGHT TO REJECT ANY AND ALL FORM OF ELECTIONS WHICH THEY DETERMINE ARE NOT IN PROPER FORM, OR TO WAIVE DEFECTS IN ANY FORM.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

GREAT LAKES SAVINGS PLAN

How was the number of shares of Great Lakes common stock listed on the form of election determined?

The Great Lakes Common Stock Fund holds shares of Great Lakes common stock and cash. The number of shares of Great Lakes common stock and the amount of cash held in the fund changes from day to day based upon activity within the fund. Each participant's investment in the fund is accounted for in terms of "units," which represent a participant's pro rata ownership of the stock and cash held by the fund. The Form of Election lists the proportionate number of shares of common stock corresponding to your investment as of            , 2002, based on the number of units credited to your account and the total assets of the fund on that date. On            , 2002, each unit was equivalent to approximately        shares of Great Lakes common stock. The number of shares of Great Lakes common stock that corresponds to one unit changes from time to time based upon activity within the fund and changes, if any, you make in your investment options.

How many shares from my Great Lakes Common Stock Fund account can I tender in the exchange offer?

    You may tender only those vested and unvested shares of Great Lakes common stock that are allocable to your account in the Great Lakes Common Stock Fund on the Election Due Date. If you elect to tender shares of Great Lakes common stock allocable to your Great Lakes Common Stock Fund account, the percentage you indicate on the Form of Election will be applied to the number of shares that corresponds to the number of units allocable to your account on the Election Due Date. This number may be different from the number of shares printed on your Form of Election. Great Lakes will establish a new fund within the Great Lakes Savings Plan for the sole purpose of holding the shares of OSCA Class B common stock received by Plan participants in the exchange offer. Because your Great Lakes Common Stock Fund account is valued in units, rather than shares, the amount that will be transferred from your Great Lakes Common Stock Fund account to the new OSCA Class B common stock fund will be calculated by applying the percentage of your account that you elect to tender to your proportionate amount of the total value of the Great Lakes Common Stock Fund (which is expressed in units).

Will my payroll contributions and/or my investment options in the Great Lakes Common Stock Fund increase the number of shares of Great Lakes common stock I can tender in the exchange offer?

    Maybe. Any payroll contributions that you have directed towards the Great Lakes Common Stock Fund will continue to be invested in shares of Great Lakes common stock allocable to your account. You may tender in the exchange offer any additional shares that are purchased with payroll contributions that are credited to your account before the freeze period described below.

    You also can request to move money from existing fund balances into your Great Lakes Common Stock Fund account before the freeze period described below; however, transfers of money between existing balances within the Great Lakes Savings Plan are processed, and additional shares of Great Lakes common stock will be purchased for your account ONLY AT THE END OF EACH BUSINESS DAY. If a funds transfer is processed before the freeze period described below, you may tender in the exchange offer the additional shares that become allocable to your account as a result of such transactions. However, if you make a request to move money between existing fund balances and the freeze period described below before the your transfer request is processed, the additional shares of Great Lakes common stock will not become allocable to your Plan account until after the exchange offer is completed and, therefore, CANNOT be tendered in the exchange offer.

Will there be "freeze" periods when no transactions within the common stock fund can be processed?

    Yes. To ensure that the trustee tenders the correct number of shares of Great Lakes common stock on behalf of current Great Lakes employees who elect to tender Plan shares in the exchange offer, and to ensure that the correct number of shares of OSCA Class B common stock are issued in exchange, we will need to temporarily freeze each Great Lakes participant's account in the Plan which contain shares of Great Lakes common stock that are eligible for tender in the exchange offer. ONLY ACCOUNTS OF CURRENT GREAT LAKES EMPLOYEES, AND ONLY ACCOUNTS IN THE GREAT LAKES COMMON STOCK FUND WILL BE FROZEN.

    The temporary freeze period may last up to two weeks. At 5:00 P.M., New York City time, on the day that is five (5) business days before the exchange offer is scheduled to expire, which currently is            , 2002, the shares of Great Lakes common stock held in each Great Lakes employee participant's account in the Great Lakes Common Stock Fund on that date will be segregated from other accounts and funds within the Plan. During the freeze period, you will not be able to make inquiries regarding, or obtain any information about, your segregated shares of Great Lakes common stock. Please note that during this freeze period, if you call the automated voice response system, view your account over the Internet, or speak with a Vanguard Participant Services representative, the value of your Great Lakes Common Stock Fund account will not include the value of any shares of Great Lakes common stock held in that account on the Election Due Date.

    Please note that even though the value of shares of Great Lakes common stock held in your Great Lakes Common Stock Fund account on the Election Due Date will be unavailable, during the freeze period you will continue to have access to information to, and to effect transactions in, the rest of your account. New contributions and loan repayments, including contributions and repayments to your Great Lakes Common Stock Fund account, will continue to be made in accordance with your current investment elections. You also may reallocate funds among the other investment funds, take a new loan or withdrawal, or make new investment or contribution elections; however, any shares of Great Lakes common stock that you acquire after the Election Due Date will not be eligible to be tendered in the exchange offer. When the exchange offer has been completed and the freeze period has ended, the value of your segregated shares of Great Lakes common stock will be integrated into your Great Lakes Common Stock Fund account (including any changes you effected during the freeze period) and you will have access to information about your account's full value.

    We do not yet know the exact dates on which the freeze period for the Great Lakes Common Stock Fund will begin and end, but we anticipate that it may last for 5 business days, beginning at 5:00 p.m., New York City time, five (5) business days before the exchange offer is scheduled to expire and ending at 5:00 p.m., New York City time, on the date the exchange offer expires. THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS ARE SCHEDULED TO EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON            , 2002, SO THE FREEZE PERIOD IS SCHEDULED TO BEGIN AT 5:00 P.M., NEW YORK CITY TIME, ON            , 2002 AND END AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2002, UNLESS GREAT LAKES EXTENDS THE OFFER.

Can I tender unvested shares of Great Lakes common stock that I received from Great Lakes as a matching contribution?

    Yes. You are entitled to tender unvested shares of Great Lakes common stock that have been allocated to your Great Lakes Common Stock Fund account under Great Lakes's matching contribution program. The vesting status of your shares in the Great Lakes Common Stock Fund account will not change. The shares of OSCA Class B common stock that are credited to your account in exchange for your unvested shares of Great Lakes common stock also will be unvested. You will not automatically become vested in the shares of OSCA Class B common stock you receive in the exchange offer if you were not already vested in your Great Lakes employer matching shares. As long as you continue to be employed by Great Lakes, you will continue to vest in the shares of OSCA Class B common stock you receive under the Great Lakes Common Stock Fund's existing vesting schedule. Generally, you become fully vested in your matching contributions after six years of service with Great Lakes.

What will happen to my Great Lakes Common Stock Fund account after the exchange offer?

    Great Lakes will establish a new fund within the Great Lakes Saving Plan for the sole purpose of holding the shares of OSCA Class B common stock received by Plan participants in the exchange offer. Any shares you do not tender will continue to be held in the Great Lakes Common Stock Fund.

    Please note that you will not be able to purchase additional shares of OSCA Class B common stock in the Great Lakes Savings Plan. As noted above, a new fund will be established within the Great Lakes Savings Plan to hold the shares of OSCA Class B common stock received by Plan participants in the exchange offer, but activity within this fund will be limited. You will be able to transfer investments out of this OSCA Class B common stock fund, such as by transferring investments into other funds within the Great Lakes Savings Plan, but you will NOT be able to:

  •
  make additional investments or loan payments in the fund that holds shares of OSCA Class B common stock acquired in the exchange offer;

  •
  transfer money into the fund that holds shares of OSCA Class B common stock from other funds in the Plan; or

  •
  take any loans against the fund that holds shares of OSCA Class B common stock;

Great Lakes reserves the right modify or eliminate any of the investment funds under the Plan, including, but not limited to, the Great Lakes Common Stock Fund and the OSCA Class B Common Stock Fund.

How many shares of OSCA Class B common stock will I receive in my plan account for each share of Great Lakes common stock that I tender from my plan account?

    You will receive in your Plan account       shares of OSCA Class B common stock for each share of Great Lakes common stock that you validly tender (and do not withdraw) in the exchange offer. This number is referred to as the "exchange ratio." [You may receive fewer shares of common stock if more than              shares of Great Lakes common stock are validly tendered. If that happens, the shares tendered by your Plan account and accepted in the exchange offer will be subject to proration, as described below.]

Are there any conditions to Great Lakes' obligation to complete the exchange offer?

    Yes. Great Lakes is not required to complete the exchange offer unless the conditions set forth in the section of the offering circular-prospectus entitled "The Exchange Offer-Conditions for Completion of the Exchange Offer" are satisfied prior to the expiration date. In particular, Great Lakes is not required to complete the exchange offer unless at least       shares of Great Lakes common stock are tendered, so that at least      % of Great Lakes' shares of OSCA Class B common stock can be exchanged. We refer to this minimum number of shares of Great Lakes common stock that must be tendered as the "minimum condition." Great Lakes may waive any or all of the conditions to the exchange offer, including the requirement that the minimum condition be satisfied.

What happens if more than       shares of Great Lakes common stock are tendered, i.e., the exchange offer is oversubscribed?

    If the exchange offer is oversubscribed, the number of shares of Great Lakes common stock to be accepted from each Great Lakes stockholder who validly tendered and did not properly withdraw shares of Great Lakes common stock will be reduced on a pro rata basis. We refer to this pro rata reduction as "proration." Stockholders who own an aggregate of less than 100 shares of Great Lakes common stock and who tender all of their shares will not be subject to proration. Shares of Great Lakes common stock you own in a Great Lakes savings plan, however, will NOT be subject to this special treatment. For more information, see "The Exchange Offer—Procedures for Tendering Shares of Great Lakes Common Stock" beginning on page 32.

What happens if the minimum condition is not satisfied and fewer than shares are tendered?

    If fewer than       shares of Great Lakes common stock are tendered in the exchange offer, Great Lakes may choose not to complete the exchange offer or it could choose to waive the minimum condition. If Great Lakes chooses not to complete the exchange offer, it will promptly return any shares of Great Lakes common stock that have been tendered.

Can I change my mind after I tender my shares of Great Lakes common stock?

    Yes. You may withdraw tenders of your shares of Great Lakes common stock at any time before the Election Due Date by providing notice of your changed election to Vanguard Fiduciary Trust Company in the same manner as required with respect to your initial Form of Election.

What if my shares of Great Lakes common stock are not accepted for exchange?

    Any shares of Great Lakes common stock not accepted for exchange will be returned to your Plan account promptly following the expiration or termination of the exchange offer. Shares of Great Lakes common stock tendered in the exchange offer may not be accepted if:

  •
  the exchange offer is terminated by Great Lakes;

  •
  the exchange offer is oversubscribed, so that not all tendered shares of Great Lakes common stock are accepted;

  •
  a plan participant did not provide or complete the necessary documents before the Election Due Date, so the shares of Great Lakes common stock were not validly tendered shares; or

  •
  the exchange offer is not completed by            , 2002, which is the date that is 40 business days after             , 2002, the date the exchange offer was commenced.

DELIVERY INSTRUCTIONS

  PLEASE NOTE THAT, FOR ADMINISTRATIVE PURPOSES, THE ELECTION DEADLINE FOR SHARES HELD IN THE GREAT LAKES COMMON STOCK FUND IS 5:00 P.M., NEW YORK CITY TIME, ON             , 2002 WHICH IS EARLIER THAN THE GENERAL DEADLINE FOR OTHER STOCKHOLDERS.

    The method of delivery of the Form of Election is at the option and risk of the tendering stockholder. Except as otherwise provided below, the delivery will be deemed made only when actually received or confirmed by the trustee. If you send the Form of Election by mail, we recommend that you use registered mail, return receipt requested, and allow sufficient time to ensure timely receipt by the expiration date. DO NOT FAX THE FORM OF ELECTION.

    No alternative, conditional or contingent tenders will be accepted for exchange in the exchange offer. All tendering stockholders, by execution of the Form of Election, waive any right to receive any notice of the acceptance by Great Lakes of their tendered shares.

THE FORM OF ELECTION AND ANY OTHER REQUIRED DOCUMENTS MUST BE SENT TO:

THE VANGUARD GROUP

  BY MAIL:
  The Vanguard Group, in the enclosed postage paid envelope

    If you have any questions or need to request additional documents, please contact the information agent, Morrow & Co., Inc. at (800) 607-0088 (toll-free) in the United States or at (212) 754-8000 elsewhere.

DELIVERY OF THE FORM OF ELECTION TO A PERSON OTHER THAN THE TRUSTEE'S AGENT OR TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

BEFORE YOU MAIL YOUR FORM OF ELECTION, MAKE SURE YOU HAVE DONE THE FOLLOWING:

  (a)
  Verified the election you have chosen; and

  (b)
  Signed and dated the Form of Election and included your daytime phone number.

QuickLinks

GREAT LAKES CHEMICAL CORPORATION INSTRUCTIONS TO FORM OF ELECTION
QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER
GREAT LAKES SAVINGS PLAN
DELIVERY INSTRUCTIONS
THE FORM OF ELECTION AND ANY OTHER REQUIRED DOCUMENTS MUST BE SENT TO
THE VANGUARD GROUP